UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2011

OraSure Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-16537	36-4370966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 East First Street Bethlehem, Pennsylvania		18015-1360
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 610-882-1820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2011, the Board of Directors (the “Board”) of OraSure Technologies, Inc. (the “Company”) adopted the OraSure Technologies, Inc. Deferred Compensation Plan (the “Plan”), which will become effective January 3, 2012. The Plan is a non-qualified deferred compensation plan designed to provide deferred compensation benefits to a select group of the Company’s highly compensated employees, including all of its named executive officers, and to non-employee members of the Board. The Plan is intended to provide an opportunity to build a supplemental source of savings and retirement income through pre-tax deferrals of eligible compensation.

The Plan allows for deferrals by participants of up to 100% of their annual base salaries (or in the case of non-employee Directors, fees payable under the Company’s Non-Employee Director Compensation Policy), annual incentive cash bonuses and grants of restricted shares of the Company’s common stock awarded under the Company’s Stock Award Plan. The Company may also credit discretionary commitments to the accounts of employees participating in the Plan. Cash balances in participants’ accounts may be invested in a list of investment options that will be similar to the fund choices offered in the Company’s 401(k) plan. Participants will be permitted to sell vested restricted shares in their accounts, subject to compliance with the Company’s Insider Trading Policy and applicable securities laws, and invest the proceeds of any such sale in the investment options available under the Plan. Participants will be 100% vested in their accounts and the restricted shares they defer, except that Company contributions will vest over a 1 to 3 year period as determined by the Company. In the event of death, disability or change in control, a participant will become 100% vested in any then unvested Company contributions.

A Rabbi Trust will be established in connection with the Plan. With respect to any benefits payable under the Plan, the participants (and their beneficiaries) shall have the same status as general unsecured creditors of the Company, and the Plan shall constitute an unsecured promise by the Company to make benefit payments in the future.

Participants may elect to receive a distribution from their account upon a specified date, separation from service, change in control, disability and/or death. Distributions shall be made in a lump sum or installments, as allowed under the Plan.

Amounts contributed to a participant’s account through elective deferrals or through the Company’s discretionary contributions are generally not subject to income tax, and the Company does not receive a deduction until they are distributed pursuant to the Plan. However, cash deferrals are subject to the Federal Insurance Contributions Act Tax imposed at the time of deferral (the “FICA tax”). Deferrals of restricted shares are subject to the FICA tax at the time the restricted shares vest, but are not subject to income tax, and the Company does not receive the deduction until the restricted shares are distributed pursuant to the Plan.

The Company may amend or terminate the Plan at any time in accordance with applicable law.

A copy of the Plan and an Adoption Agreement executed by the Company in connection therewith, are filed as Exhibits 99.1 and 99.2 to this Report and are incorporated herein by reference in their entirety.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	OraSure Technologies, Inc. Deferred Compensation Plan.

99.2	Adoption Agreement related to OraSure Technologies, Inc. Deferred Compensation Plan.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ORASURE TECHNOLOGIES, INC.

Date: December 21, 2011	By:	/s/ Jack E. Jerrett
Jack E. Jerrett
Senior Vice President, General Counsel and Secretary

Index to Exhibits

Exhibit No.	Description

99.1	OraSure Technologies, Inc. Deferred Compensation Plan.

99.2	Adoption Agreement related to OraSure Technologies, Inc. Deferred Compensation Plan.